SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549

                                 FORM 8-K
                              CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                  Of the Securities Exchange Act of 1934
                      Date of Report: March 12, 1996

                         CENTRAL NEWSPAPERS, INC.
          (Exact name of registrant as specified in its charter)

          INDIANA                   1-10333               35-0220660
(State or other jurisdiction  Commission file number   (I.R.S. Employer
of incorporated or organization)                       Identification Number)

      135 North Pennsylvania Street, Suite 1200, Indianapolis,  Indiana 46204
           (Address of principal executive offices and Zip Code)

    Registrant's telephone number, including area code:  (317) 231-9200


      ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On March 12, 1996, Central Newspapers, Inc. (the "Company") completed the acquisition of 100% of the 2,289 outstanding shares of capital stock of McCormick & Company, Inc., ("McCormick") a Louisiana corporation that publishes the Alexandria, Louisiana Daily Town Talk and that owns McCormick Graphics Co., Inc., a commercial printing company. This acquisition was completed pursuant to the terms of the Contract to Buy and Sell Entire Stock of McCormick & Company, Inc., ("Contract") dated January 10, 1996.

      The Contract specifies that each of the 18 individual holders (most of whom are decendants of the founder of McCormick) of the 2,289 outstanding shares of capital stock of McCormick will receive cash consideration of $27,086 per share for a total purchase price of approximately $62 million. The purchase price per share is subject to adjustments based upon changes in stockholders' equity between October 31, 1995 and February 29, 1996. There are no relationships between the selling shareholders and the Company or its affiliates, the officers and directors of the Company, or any associates of the officers and directors of the Company. The total purchase price was funded with a portion of the Company's existing investments in marketable securities.

      The principles followed in determining the amount of consideration to be paid included management's determination of the fair market value of McCormick utilizing a projected cash flow analysis taking into account the economic synergies arising from combining McCormick with the Company.

      On March 12, 1996, the Company issued a press release relating to the consummation of this transaction, a copy of which is attached as an exhibit and is incorporated herein by reference.


      ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial statements of business acquired described below are attached to this report as Exhibit 99-2.
          (1)  Audited Consolidated Balance Sheets of McCormick & Co.,
               Inc. as of December 31, 1995 and 1994 and the related Consolidated Statements of Income, Stockholders' Equity and
               Cash Flows for the years then ended (filed as an exhibit hereto).

      (b) The following historical pro forma combining financial statements of the Company and McCormick are attached to this report as Exhibit 99-3.
          (1) Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1995 and the Unaudited Pro Forma Condensed
               Combined Statement of Income for the year ended December 31, 1995 (filed as an exhibit hereto).

      (c) See Exhibit Index for list of exhibits









                          SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         CENTRAL NEWSPAPERS, INC.


                         By: /s/ Thomas K. MacGillivray
                         -------------------------------
                         Thomas K. MacGillivray
                         Treasurer and Chief Financial Officer

                         March 13, 1996


      Exhibit Index




      Exhibit
      Number        Title or Description

       2-1 Contract to Buy and Sell Entire Stock of McCormick & Company, Inc., dated January 10, 1996.

      23-1               Consent of Ernst & Young LLP

      99-1               Press Release

      99-2               Audited Consolidated Balance Sheets of McCormick
                         & Company, Inc., as of December 31, 1995 and 1994 and the related Statements of Income, Stockholders' Equity and Cash Flows for each of the two years ended December 31, 1995, and 1994.

      99-3 Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1995 and Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1995.